UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   June 25, 2010

Uranium Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-17171	75-2212772
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

405 State Highway 121 Bypass, Building A, Suite 110 Lewisville, TX	75067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (972) 219-3330

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A amends and restates in its entirety the Form 8-K filed by Uranium Resources, Inc. (the “Company”) on August 5, 2010.

Item 8.01 Other Events.

As previously disclosed on Form 8-K filed on June 24, 2010, on June 21, 2010 Uranium Resources, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Roth Capital Partners LLC (“Roth”) with respect to the offering and sale of 23,809,500 shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), by the Company. In addition, the Company granted to Roth an option to purchase up to 3,333,330 additional shares of common stock to cover over-allotments, and on July 14, 2010, Roth exercised its over-allotment option to purchase all of such additional shares of common stock. The closing dates for these sales were June 25, 2010 and July 16, 2010, respectively. In connection with these sales, an opinion of Baker & Hostetler, LLP, counsel to the Company, was filed as Exhibit 5.1 to a Form 8-K filed on August 5, 2010. In response to comments received by the Company in connection with such Exhibit 5.1, the Company is filing herewith a revised Exhibit 5.1.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits.

The following exhibits are filed herewith:

5.1           Opinion of Baker & Hostetler, LLP dated June 25, 2010

23.1         Consent of Baker & Hostetler, LLP (included as part of Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Uranium Resources, Inc.

Dated: September 24, 2010	By:	/s/ Thomas H. Ehrlich
Thomas H. Ehrlich
Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
5.1	Opinion of Baker & Hostetler, LLP dated June 25, 2010
23.1	Consent of Baker & Hostetler, LLP (included as part of Exhibit 5.1)